Exhibit 99.1

                                VSB Bancorp, Inc.
                    Third Quarter 2007 Results of Operations

Contact Name:
Ralph M. Branca
Executive Vice President
(718) 979-1100

Staten Island, N. Y. --October 10, 2007. VSB Bancorp, Inc. (NASDAQ CM: VSBN) reported net income of $496,279 for the third quarter of 2007, a 23.0% decrease from net income of $644,129 in the third quarter of 2006. The following unaudited figures were released today. Pre-tax income was $928,968 in the third quarter of 2007, as compared to $1,205,971 for the third quarter of 2006, a decrease of $277,003, or 23.0%. Basic net income per common share was $0.27, as compared to basic net income per common share of $0.35 for the quarter ended September 30, 2006. Two non-recurring items represented $89,294 of the difference in pre-tax net income. The September 2006 quarter pre-tax income was benefited by $56,044 of interest income recognized on a former non-accrual loan that was paid in full, and by the fact that the reversal of SAR compensation expense was $33,250 more in the 2006 quarter than in the 2007 quarter.

The $147,850 decrease in net income was attributable to a decrease in interest income of $295,096 and an increase in interest expense of $19,586, which combined to cause a $314,682 decrease in net interest income, a decrease in the credit to the allowance for loan losses of $10,000 and an increase in non-interest expense of $45,035. The decrease in net interest income was partially offset by an increase in non-interest income of $92,714, and a decrease in income tax expense of $129,153.

The increase in interest expense was primarily caused by a $52,495 increase in the cost of money market deposit accounts partially offset by a decrease in the cost of time deposits of $42,794. The average rate that we paid on money market deposits increased by 41 basis points and average money market deposits increased by $5.8 million since the third quarter of 2006. The average balance of time deposits decreased $9.1 million over the same period while the average rate paid on time deposits increased by 22 basis points. The decrease in interest income was due to a decrease of $294,756 in interest on loans as the average balance of loans decreased by $9.9 million from the third quarter of 2006, which was partially offset by an increase in interest income from money market investments as yields and average balances increased over the same period. The $45,035 increase in non-interest expense was directly attributable to an increase in occupancy expenses of $76,973, due to the operation of our new main office at 4142 Hylan Boulevard in Great Kills and the operation of the Rosebank branch; and an increase in salary and benefits of $27,595, which were partially offset by a decrease in legal expenses of $64,874.

Total assets decreased to $208.0 million at September 30, 2007, a decrease of $3.9 million, or 1.8%, from December 31, 2006. Total deposits, including escrow deposits, decreased to $181.1 million, a decrease of $5.6 million, or 3.0%, during the nine months of 2007. Other assets decreased $2.0 million as we opened our new main office in Great Kills, which resulted in the transfer of construction in progress, previously combined with other assets, to bank premises and equipment. The Bancorp's Tier 1 capital ratio of 12.20% includes the effect, as Tier 1 capital, of $5.0 million (25% of its Tier 1 capital) from the proceeds of a $5 million trust preferred securities issuance in August 2003.

Average interest-earning assets and average loans decreased by $13.5 million and $9.9 million, respectively, from the third quarter of 2006 to the third quarter of 2007. Average demand deposits, an interest free source of funds for the Bancorp to invest, were approximately 33% of average total deposits for the third quarter of 2007, compared to 35% for the third quarter of 2006. Average deposits decreased by $15.9 million from the third quarter of 2006 to the third quarter of 2007. The Company's interest rate spread and interest rate margin were 3.46% and 4.45%, respectively, for the quarter ending September 30, 2007 as compared to 3.87% and 4.79%, respectively, for the quarter ended September 30, 2006. Non-interest income increased $92,714 to $539,637 in the third quarter of 2007. Non-interest expense totaled $1.8 million in the third quarter of 2007.

Pre-tax income decreased to $2,872,068 for the first nine months of 2007, as compared to $3,411,034 for 2006, a decrease of $538,966, or 15.8%. Net income for the nine months ended September 30, 2007 was $1,534,071, or basic net income

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of $0.84 per common share, as compared to a net income of $1,821,810, or $1.00 per common share, for the nine months ended September 30, 2006. The $287,739 reduction in net income for the nine months ended September 30, 2007 was attributable to an increase in interest expense of $300,897, due to a 57 basis point increase in the cost of time deposits, and a 26 basis point increase in money market deposits. The decrease in net income was also due to the reduction of interest income of $461,382 due to the decrease in average loan balance of $10.2 million, partially offset by the increase of $4.6 million in other interest earning assets, coupled with an increase of 33 basis points in the yield on other interest earning assets. The decrease in net income was partially offset by a decrease in the provision for loan loss of $45,000, and an increase in non-interest income of $207,249, due primarily to the increase in deposit service charges. Income tax expense also decreased $251,813 between the periods as pre-tax income decreased.

Merton Corn, VSB Bancorp, Inc.'s President and CEO, stated, "The general downturn in the real estate market has limited our loan production. While we have kept non-interest expenses in check, we have still have seen our net interest income decrease." Joseph J. LiBassi, VSB Bancorp, Inc.'s Chairman, stated "The current economic climate has dampened our earnings but we still increased our book value per share to $10.52 at September 30, 2007, up $1.64 from the book value per share one year earlier. Our strategy of delivering the highest customer service and our reputation as the Island's premier business bank, have helped us to mitigate some of the pressure on our earnings."

VSB Bancorp, Inc. is the one-bank holding company for Victory State Bank. Victory State Bank, a Staten Island based commercial bank, which commenced operations on November 17, 1997. The Bank's initial capitalization of $7.0 million was primarily raised in the Staten Island community. The Bancorp's total equity has increased to $19.9 million, primarily through the retention of earnings. The Bank operates five full service locations in Staten Island: the main office in Great Kills, and branches on Forest Avenue (West Brighton), Hyatt Street (St. George), Hylan Boulevard (Dongan Hills) and on Bay Street (Rosebank). In February 2007, we opened our new main office 4142 Hylan Boulevard in the Great Kills section of Staten Island. We simultaneously closed our former main office in the Oakwood Heights Shopping Center as the lease expired at that location.

FORWARD LOOKING STATEMENTS

         This release contains forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to adverse changes in local, regional or national economic conditions, fluctuations in market interest rates, changes in laws or government regulations, changes in customer preferences, and changes in competition within our market area. When used in this release or in any other written or oral statements by the Company or its directors, officers or employees, words or phrases such as "will result in," "management expects that," "will continue," "is anticipated," "estimate," "projected," or similar expressions, and other terms used to describe future events, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date of the statement. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting the Company under the PSLRA's safe harbor provisions.

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                                VSB Bancorp, Inc.
                 Consolidated Statements of Financial Condition
                               September 30, 2007
                                   (unaudited)

                                                       September 30,        December 31,
                                                           2007                2006
                                                      --------------      --------------
Assets:

Cash and cash equivalents                             $   32,251,699      $   25,363,069
Investment securities, available for sale                109,947,323         113,770,611
Loans receivable                                          59,473,650          66,410,677
 Allowance for loan loss                                    (965,641)         (1,128,824)
                                                      --------------      --------------
   Loans receivable, net                                  58,508,009          65,281,853
Bank premises and equipment, net                           4,020,292           1,554,363
Accrued interest receivable                                  805,338             805,681
Deferred taxes                                             1,431,393           2,030,647
Other assets                                               1,032,845           3,078,535
                                                      --------------      --------------
     Total assets                                     $  207,996,899      $  211,884,759
                                                      ==============      ==============

Liabilities and stockholders' equity:

Liabilities:
Deposits:
   Demand and checking                                $   62,409,088      $   67,371,582
   NOW                                                    19,960,831          19,935,769
   Money market                                           23,585,125          18,359,007
   Savings                                                11,109,695          12,526,485
   Time                                                   63,607,910          68,229,244
                                                      --------------      --------------
     Total Deposits                                      180,672,649         186,422,087
Escrow deposits                                              399,145             261,063
Subordinated debt                                          5,155,000           5,155,000
Accounts payable and accrued expenses                      1,860,339           2,306,312
                                                      --------------      --------------
    Total liabilities                                    188,087,133         194,144,462
                                                      --------------      --------------

Employee Stock Ownership Plan Repurchase Obligation               --             399,026

Stockholders' equity:
 Common stock, ($.0001 par value, 3,000,000
   shares authorized, 1,891,759 issued and
   outstanding at September 30, 2007 and
   December 31, 2006)                                            189                 189
 Additional paid in capital                                9,042,545           8,667,665
 Retained earnings                                        12,827,271          11,293,200
 Unallocated ESOP shares                                  (1,113,097)         (1,239,905)
 Accumulated other comprehensive loss, net
  of taxes of $738,969 and $1,203,679,
  respectively                                              (847,142)         (1,379,878)
                                                      --------------      --------------
    Total stockholders' equity                            19,909,766          17,341,271
                                                      --------------      --------------
     Total liabilities and stockholders'
       equity                                         $  207,996,899      $  211,884,759
                                                      ==============      ==============
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                                                             VSB Bancorp, Inc.
                                                   Consolidated Statements of Operations
                                                             September 30, 2007
                                                                (unaudited)


                                           Three months         Three months         Nine months          Nine months
                                              ended                ended                ended                ended
                                        September 30, 2007   September 30, 2006   September 30, 2007   September 30, 2006
                                        ------------------   ------------------   ------------------   ------------------
Interest and dividend income:
 Loans receivable                       $        1,500,123   $        1,794,879   $        4,573,820   $        5,301,788
 Investment securities                           1,320,528            1,336,087            3,914,686            3,862,518
 Other interest earning assets                     297,268              282,049              809,094              594,676
                                        ------------------   ------------------   ------------------   ------------------
     Total interest income                       3,117,919            3,413,015            9,297,600            9,758,982

Interest expense:
 NOW                                                37,940               27,867               96,689               77,512
 Money market                                      137,741               85,246              321,150              264,909
 Savings                                            24,531               23,607               74,314               62,985
 Subordinated debt                                  89,040               89,040              267,119              267,119
 Other interest expense                                 --                1,112                   --                1,112
 Time                                              619,975              662,769            1,862,985            1,647,723
                                        ------------------   ------------------   ------------------   ------------------
     Total interest expense                        909,227              889,641            2,622,257            2,321,360

Net interest income                              2,208,692            2,523,374            6,675,343            7,437,622
Provision (benefit) for loan loss                  (15,000)             (25,000)             (45,000)                  --
                                        ------------------   ------------------   ------------------   ------------------
    Net interest income
       after provision for loan loss             2,223,692            2,548,374            6,720,343            7,437,622

Non-interest income:
 Loan fees                                          15,658               16,973               63,658               57,273
 Service charges on deposits                       457,023              366,716            1,319,422            1,143,444
 Net rental income / (loss)                         (2,568)               1,083                 (876)               7,832
 Other income                                       69,524               62,151              233,989              200,395
                                        ------------------   ------------------   ------------------   ------------------
     Total non-interest income                     539,637              446,923            1,616,193            1,408,944

Non-interest expenses:
 Salaries and benefits                             936,903              909,308            2,892,221            2,911,028
 Occupancy expenses                                352,297              275,324            1,032,022              814,374
 Legal expense                                      52,384              117,258               50,750              279,579
 Professional fees                                  56,700               46,000              153,000              136,000
 Computer expense                                   64,604               69,611              201,975              192,236
 Director fees                                      52,600               53,950              160,450              167,400
 Other expenses                                    318,873              317,875              974,050              934,915
                                        ------------------   ------------------   ------------------   ------------------
     Total non-interest expenses                 1,834,361            1,789,326            5,464,468            5,435,532

       Income before income taxes                  928,968            1,205,971            2,872,068            3,411,034
                                        ------------------   ------------------   ------------------   ------------------

Provision (benefit) for income taxes:
 Current                                           381,296              515,262            1,229,835            1,544,749
 Deferred                                           51,393               46,580              108,162               44,475
                                        ------------------   ------------------   ------------------   ------------------
     Total provision for income taxes              432,689              561,842            1,337,997            1,589,224

              Net income                $          496,279   $          644,129   $        1,534,071   $        1,821,810
                                        ==================   ==================   ==================   ==================
Basic income per common share           $             0.27   $             0.35   $             0.84   $             1.00
                                        ==================   ==================   ==================   ==================
Diluted net income per share            $             0.26   $             0.34   $             0.82   $             0.98
                                        ==================   ==================   ==================   ==================
Book value per common share             $            10.52   $             8.88   $            10.52   $             8.88
                                        ==================   ==================   ==================   ==================
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